September 11, 2008	Exhibit 10(t)

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LEASE
BETWEEN
TEN MIDDLE ASSOCIATES
(LANDLORD)
&
CLEAN DIESEL TECHNOLOGIES, INC.
(TENANT)



Table of Contents
ARTICLE 1	1
Demise, Premises, Term, Rents	1
ARTICLE 2	2
Use	2
ARTICLE 3	3
Preparation of the Demised Premises	3
ARTICLE 4	3
When Demised Premises Ready for Occupancy	3
ARTICLE 5	4
Security Deposit	4
ARTICLE 6	5
Adjustments of Rent for Changes in Real Estate Taxes	5
ARTICLE 7	6
Adjustment of Rent for Changes in Operating Costs	6
ARTICLE 8	7
Subordination, Attornment, Notice to Lessor and Mortgagees	7
ARTICLE 9	7
Quiet Enjoyment	7
ARTICLE 10	7
Assignment, Mortgaging, Subletting	7
ARTICLE 11	10
Compliance with Laws and Requirements of Public Authorities	10
ARTICLE 12	11
Insurance	11
ARTICLE 13	11
Rules and Regulations	11
ARTICLE 14	12
Alterations and Tenant's Property	12
ARTICLE 15	13
Repairs and Maintenance	13
ARTICLE 16	14
Electrical Energy & Cleaning & Janitorial Services	14
ARTICLE 17	14
Heat, Ventilation and Air Conditioning	14
ARTICLE 18	15
Landlord's other Services	15
ARTICLE 19	16
Access, Changes in Building Facilities, Name	16
ARTICLE 20	16
Shoring, Notice of Accidents, etc.	16
ARTICLE 21	17
Non-Liability and Indemnification	17
ARTICLE 22	18
Destruction or Damage	18
ARTICLE 23	18
Eminent Domain	18
ARTICLE 24	19
Surrender - Holding Over	19
ARTICLE 25	19
Conditions of Limitation	19
ARTICLE 26	20
Re-Entry By Landlord - Default Provisions	20

ARTICLE 27	21
Damages	21
ARTICLE 28	22
Waivers	22
ARTICLE 29	22
No Other Waivers or Modifications	22
ARTICLE 30	23
Curing Tenant's Defaults	23
ARTICLE 31	23
Consents - Broker	23
ARTICLE 32	23
Notices	23
ARTICLE 33	24
Arbitration	24
ARTICLE 34	25
Estoppel Certificate, Recording	25
ARTICLE 35	25
No Other Representations, Construction, Governing Law	25
ARTICLE 36	25
Parties Bound	25
ARTICLE 37	26
Certain Definitions and Constructions	26
ARTICLE 38	28
Restrictions and Mortgagee Approval	28
ARTICLE 39	28
Parking	28
ARTICLE 40	28
Option to Renew	28
ARTICLE 41	28
Termination Right	28
ARTICLE 42	29
Untenantability	29
EXHIBIT "A"	31
Premises Plan	31
EXHIBIT "B"	32
Rules and Regulations	32
EXHIBIT "C"	34
Work Letter	34
INSTRUCTIONS TO TENANT CONTRACTORS	35
INSTRUCTIONS TO MOVING CONTRACTORS	36

Lease dated as of September, 2008, between TEN MIDDLE ASSOCIATES, a partnership, having its office at 10 Middle Street, Bridgeport, Connecticut (hereinafter called the "Landlord") and CLEAN DIESEL TECHNOLOGIES, INC., a Delaware corporation with an office at 300 Atlantic Street, Suite 702, Stamford, CT 06901 (hereinafter called the "Tenant")

WITNESSETH:

In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

ARTICLE 1
Demise, Premises, Term, Rents

1.01.  Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building (referred to herein as the "Building") known as Park City Plaza, 10 Middle Street, in the City of Bridgeport, Connecticut (the "City"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided.  Each party hereto expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

1.02.  The premises hereby leased to Tenant are 5,515 rentable square feet on the 11th floor in said Building and are outlined on the floor plan(s) annexed hereto as Exhibit "A" and hereby made a part hereof.  Said premises constitute and are hereinafter called the "Demised Premises" or "Premises".

1.03.  The term of this Lease, for which the Demised Premises are hereby leased, shall commence on January 1,  2009 or if the Landlord’s contractor does the work under Article 4 of this Lease the date of substantial completion of the Demised Premises as defined in Section 4.01(a) of this Lease if later than January 1, 2009 (hereinafter called the "Commencement Date") and shall end at noon on December 31, 2015 which ending date is hereinafter called the "Expiration Date" or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

1.04.  Tenant shall pay to Landlord without notice or demand and without abatement, deduction or set-off, in lawful money of the United States of America, at the office of the Landlord or at such other place as Landlord may designate, the fixed rent and additional rent reserved under this Lease for each year of the term thereof, which payments shall consist of:

a) Fixed Rent of Eight Hundred Ninety Three Thousand Four Hundred Thirty Six Dollars ($893,436.00) for the seven-year term of the Lease, payable as follows:

(i) Fixed Rent of One Hundred Ten Thousand Three Hundred Four Dollars, ($110,304.), payable in twelve equal monthly installments of  Nine Thousand One Hundred Ninety Two Dollars ($9,192.) in advance on the first day of each calendar month during year one of this Lease;

(ii) Fixed Rent of One Hundred Fifteen Thousand Eight Hundred Twelve Dollars, ($115,812.), payable in twelve equal monthly installments of Nine Thousand Six Hundred Fifty One Dollars ($9,651.) in advance on the first day of each calendar month during year two of this Lease;

(iii) Fixed Rent of One Hundred Twenty Six Thousand Eight Hundred Forty Dollars, ($126,840.) payable in twelve equal monthly installments of Ten Thousand Five Hundred Seventy Dollars ($10,570.) in advance on the first day of each calendar month during year three of this Lease;

(iv) Fixed Rent of One Hundred Twenty Six Thousand Eight Hundred Forty Dollars, ($126,840.) payable in twelve equal monthly installments of Ten Thousand Five Hundred Seventy Dollars ($10,570.) in advance on the first day of each calendar month during year four of this Lease;

(v) Fixed Rent of One Hundred Thirty Seven Thousand Eight Hundred Eighty Dollars ($137,880.) payable in twelve equal monthly installments of Eleven Thousand Four Hundred Ninety Dollars ($11,490.) in advance on the first day of each calendar month during year five of this Lease;

(vi) Fixed Rent of One Hundred Thirty Seven Thousand Eight Hundred Eighty Dollars ($137,880.) payable in twelve equal monthly installments of Eleven Thousand Four Hundred Ninety Dollars ($11,490.) in advance on the first day of each calendar month during year six of this Lease;

(vii) Fixed Rent of One Hundred Thirty Seven Thousand Eight Hundred Eighty Dollars ($137,880.) payable in twelve equal monthly installments of Eleven Thousand Four Hundred Ninety Dollars ($11,490.) in advance on the first day of each calendar month during year seven of this Lease;

The “first day of the month” referred to above for purposes of payment shall mean the first business day of the respective month.  A “business day” shall mean a day when banks are open for business in the State of Connecticut.

(b)  Additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent).

1.05.  Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable.  If the Commencement Date shall occur on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated for the period from the Commencement Date to the last day of the said calendar month and shall be due and payable on the Commencement Date.  Notwithstanding the provisions of the next preceding sentence or of Section 4.01(a), Tenant shall pay the first full calendar monthly installment of fixed rent on the execution of this Lease.  If Tenant shall fail to pay when the same is due any fixed rent or additional rent, such unpaid amounts shall bear interest at the rate of eighteen percent (18%) per annum from the due date to the date of payment.  If Tenant shall fail to pay any rents, charges or other sums, within ten (10) days after the same become due and payable, then Tenant shall also pay to Landlord additional rent to cover Landlord's additional overhead and administrative costs and expenses arising out of each such late payment in the amount of five percent (5%) of the delinquent payment.  Any payments of any kind from the Tenant to the Landlord returned by Landlord’s depository for insufficient funds, account closed or the like will be subject to an additional handling charge of $50.00 per item and upon a reoccurrence thereafter, Landlord may require Tenant and Tenant agrees to pay all future payments of rent or other sums by money order, cashiers check, certified check, or wire transfer.  The provisions herein for interest and late charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated.  Notwithstanding the imposition of such interest and/or late charges, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated in Section 25.02 of this Lease plus any applicable grace period.  Neither the demand for, nor collection by Landlord, of such interest and/or late charges shall be construed as a curing of such default on the part of the Tenant.

ARTICLE 2
Use

2.01.  Tenant shall use and occupy the Demised Premises for executive offices, sales offices and/or general offices for the conduct of any lawful and reputable business not prohibited by Section 2.02, or by any exclusive use granted to a tenant, or any rule or regulation of governmental authority, and for no other purpose.

2.02.  The use of the Demised Premises for the purposes specified in Section 2.01 shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for

(a) sale of, or traffic in, any spirituous liquors, wines, ale or beer kept in the Demised Premises:

(b) sale at retail of any other products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except as may be specifically agreed to by Landlord in writing:

(c) manufacturing, printing or electronic data processing, except for the operation of normal business office reproducing and printing equipment, electronic data processing equipment and other business machines for Tenant's own requirements at the Demised Premises; provided only that such use shall not exceed that portion of the mechanical or electrical capabilities of the building equipment allocable to the Demised Premises:

(d) The rendition of medical, dental or other diagnostic or therapeutic services:

(e) the conduct of a public auction of any kind:

(f) a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages in any manner whatsoever.

2.03.  Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, (ii) violate any laws or requirements of public authorities, (iii) make void or voidable any fire or liability insurance policy then in force with respect to the Building, (iv) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate, (v) cause or in Landlord's opinion be likely to cause physical damage to the Building or any part thereof, (vi) constitute a public or private nuisance, (vii) impair in the opinion of the Landlord the appearance, character or reputation of the Building, (viii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants, (ix) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Demised Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to Landlord or any of the other tenants or occupants of the Building, or (x) cause Tenant to default in any of its other obligations under this Lease.  The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of the following Sections of this Article or any of the Rules and Regulations referred to in Article 13 or Exhibit "B" attached hereto, except as may therein be expressly otherwise provided.

2.04.  If any governmental license, certificate or permit, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof and if failure to secure such license or permit would in any way affect Landlord, the Tenant, at its expense, shall duly procure and thereafter maintain such license, certificate or permit and submit the same to inspection by Landlord.  Tenant shall at all times comply with the terms and conditions of each such license, certificate or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder.

2.05.  Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

2.06.  Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry a total of 70 PSF uniform distributed live load and which is allowed by certificate, rule, regulation, permit or law.  Landlord reserves the right to prescribe the weight and position of all safes and vaults which must be placed by Tenant, at Tenant's expense.  Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

ARTICLE 3
Preparation of the Demised Premises

3.01.  Prior to the Commencement Date, Landlord will substantially perform all the work in the Demised Premises as set forth in Exhibit "C" (the "Work Letter") upon the terms and conditions specified in the Work Letter.

3.02.  Landlord's agreement to do the work in the Demised Premises shall not require it to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortage of materials and supplies and for any other causes or events beyond Landlord's reasonable control.

3.03.  Landlord may afford Tenant and its employees, agents and contractors access to the Demised Premises, at reasonable times prior to the Commencement Date and at Tenant's sole risk and expense, for the purposes of making preparations for Tenant's occupancy.  Access for such purposes shall not be deemed to constitute possession or occupancy accelerating the Commencement Date or Tenant's obligation to pay fixed rent under this Lease.

3.04.  If Tenant employs or uses any contractor or sub-contractor other than Landlord in the performance of any work in connection with Tenant's initial occupancy, all of Tenant's duties and obligations set forth in Sections 14.05 and 14.06 (relating to Tenant's duties and obligations in making alterations) shall be applicable to and binding upon Tenant with respect to any such work.

ARTICLE 4
When Demised Premises Ready for Occupancy

4.01.  The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

(a) The Work described in the Work Letter to be performed by Landlord has been substantially completed.  Substantially completed shall mean all walls and partitions, doors and locksets, lighting fixtures and ceiling tiles, electrical outlets and electrical and carpeting identified in the Work Letter shall be completed, the Demised Premises shall be free of ladders, scaffolding, construction equipment and debris and a certificate of occupancy or temporary certificate of occupancy has been issued allowing the Tenant to occupy the Demised Premises.

(b) Adequate means of access have been provided, and the use without material interference of the facilities necessary to Tenant's occupancy of the Demised Premises, including corridors, elevators and stairways and heating, ventilating, air conditioning, sanitary, water, and electrical lighting and power facilities are available to Tenant in accordance with Landlord's obligations under this Lease.

(c) The facilities and systems serving the Building and passing through the Demised Premises have been completed to the extent required to provide adequate services to the Demised Premises, the exterior of the Building has been substantially completed, including all of the windows of the Demised Premises, and the remaining work to be done in the Building is of such nature as will not materially interfere with Tenant's use of the Demised Premises or access thereto.

4.02.  If the occurrence of any of the conditions listed in Section 4.01 and thereby the making of the Demised Premises ready for occupancy shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors, including but not limited to failure by Tenant to act promptly when any consent or approval may be requested by Landlord, or to plan or execute work to be performed by Tenant diligently and expeditiously, the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for any such delay.

4.03.  The Commencement Date of this Lease is scheduled to be on January 1, 2009 or if the Landlord’s contractor does the work under Article 4 of this Lease the date of substantial completion of the Demised Premises as defined in Section 4.01 of this Lease if later than January 1, 2009 and Landlord shall attempt to have the Demised Premises ready for Tenant's occupancy on or before such date.  If the Demised Premises are not ready for Tenant's occupancy on or before said date, this Lease shall remain in full force and effect and the Commencement Date shall occur when the Demised Premises shall be deemed ready for occupancy under Section 4.01; provided, however, that if the Demised Premises are not ready for Tenant's occupancy on or before April 1, 2009 for any reason not the fault of Tenant, Tenant shall have the right to cancel this Lease by giving written notice of such cancellation to Landlord at any time after April 1, 2009, unless the Demised Premises are ready for Tenant’s occupancy within ten (10) business days after such notice.  In the event of such cancellation, this Lease shall be null and void, and neither party shall have any liability to the other, except as otherwise provided herein.  If such notice of cancellation is not so given, this Lease shall remain in full force and effect.  Landlord shall have no liability to Tenant for failure to give possession of the Premises on the Commencement Date, in the event of the holding over or retention of possession of any tenant, undertenant or occupant, nor shall any such delay be deemed to extend the Term.

4.04.  If the whole of the Demised Premises shall not be ready for occupancy at approximately the same time, Tenant may, with the written consent of Landlord, take possession of any part or parts of the Demised Premises for its use and occupancy before the Commencement Date.  Tenant shall be deemed to have taken possession of a part of the Demised Premises for use and occupancy (herein called "actual possession") when any personnel of Tenant or anyone claiming under or through Tenant shall first occupy such part for the conduct of business.  Tenant's actual possession of any part of the Demised Premises prior to the Commencement Date shall be subject to all of the obligations of this Lease, including the payment of rent, which payment shall be reasonably apportioned.

As long as it in no way interferes with Landlord’s Work and upon scheduled approval by Landlord and at Landlord’s direction for placement, Tenant, its agents, employees or vendors may enter the Demised Premises from time to time prior to the Commencement Date to deliver or install Tenant’s personal property and such entry shall not be deemed to be occupancy of the Demised Premises.

4.05.  On the Commencement Date or at such time as Tenant shall take actual possession of the whole or part of the Demised Premises, whichever shall be earlier, it shall be conclusively presumed that the same were in satisfactory condition as of the Commencement Date or the date or dates of such taking of possession, unless within thirty (30) days after such date Tenant shall have given Landlord notice specifying in which respects the Demised Premises were not in satisfactory condition.  However, nothing contained in this Section shall be deemed to relieve Landlord from, and Landlord shall perform, its obligation to complete, with reasonable speed and diligence, such details of construction, mechanical adjustment and decoration as shall have been unperformed at the time Tenant took actual possession, but Tenant shall not be entitled to any rent abatement on account of any such incomplete work.

ARTICLE 5
Security Deposit

5.01.  Tenant, upon the execution of this Lease, shall deposit with Landlord the sum of TWENTY TWO THOUSAND NINE HUNDRED EIGHTY DOLLARS ($22,980) as a Security Deposit.  Said deposit shall be held by Landlord without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease by Tenant to be kept and performed during the term hereof.  If at any time during the term of this lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid then Landlord may, at the option of Landlord (but Landlord shall not be required to), appropriate and apply any portion of said deposit to the payment of any such overdue rent or other sum.

5.02.  In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord at its option may appropriate and apply said entire deposit, or so much thereof as may be necessary, to compensate the Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant.  Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease.  Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rent herein provided for as it falls due, and all other sums payable by Tenant to Landlord hereunder, the said deposit shall be returned in full to Tenant at the end of the term of this Lease, or upon the earlier termination of this Lease.

5.03.  Landlord shall deliver the funds deposited hereunder by Tenant to the purchaser or other successor of Landlord's interest in the Building, in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  Landlord will agree to give Tenant an affidavit that it has turned over the Security Deposit to the successor in interest to the Landlord.

ARTICLE 6
Adjustments of Rent for Changes in Real Estate Taxes

6.01.  (a) The term "Tax Base Year" shall mean the tax fiscal year of July 1 2008 to June 30, 2009.

(b) The term "Common Areas" shall mean the land and pedestrian deck, together with the parking garage and loading dock facility.

(c) The term "Real Estate Taxes" shall mean 100% of the taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building, and 100% of such taxes and assessments levied against the Common Areas, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the Building and Common Areas, to the extent that same shall be in lieu of or in addition to all or a portion of any of the aforesaid taxes or assessments upon or against the Building and Common Areas.  The term "Real Estate Taxes" shall not mean any interest or penalties which may become due by reason of the failure to pay any such taxes when due and payable; or any municipal, state or federal income, estate, inheritance, transfer, corporate or franchise taxes assessed against Landlord unless and to the extent that same are assessed in lieu of part or all of real estate taxes as presently constituted and are computed as if Landlord owned no other property.  Landlord shall cooperate with Tenant in Tenant’s application for enterprise zone tax benefits.  Landlord does not guaranty that Tenant will qualify for enterprise zone tax benefits and if Tenant does not get enterprise zone tax benefits, the Lease shall remain in full force and effect.

(d) The term "Tenant's Proportionate Share" shall be 2.9%.

6.02.  (a) In addition to the annual fixed rent, Tenant agrees to pay as additional rent an amount equal to Tenant's Proportionate Share of the excess of Real Estate Taxes payable by Landlord for each tax fiscal year of the City or other taxing authority which is subsequent to the Tax Base Year, over the Real Estate Taxes payable by Landlord for the Tax Base Year, netted with any enterprise zone benefit granted to Tenant, if any.

Tenant's obligation to pay such additional rent required under (a) above, shall commence on July 1, 2009 and Tenant shall pay such additional rent, with respect to each tax fiscal year subsequent to the Tax Base Year in two equal installments, on each July 1st and January 1st (as the case may be) and each subsequent July 1st and January 1st during the balance of the term of this Lease.

Within thirty (30) days after the Expiration Date, Landlord shall pay to Tenant an amount equal to that portion, if any, of any such additional rent which is attributable to the period subsequent to the Expiration Date.

Said times for the payment of taxes, July 1 and January 1, are based on the present time for the payment of real estate taxes in the City.  If the City or other governmental authority changes the dates for the payment of Real Estate Taxes, then said changed dates shall be sequentially substituted for the July 1st and January 1st dates contained herein.

6.03.  Landlord shall furnish to Tenant a copy of the Assessor's reports showing the assessment for the Building and the Common Areas and the report or reports showing the increased assessment therefor and all applicable tax bills, or such other evidence coming from the Assessor's and/or Tax Collector's office which will show the assessments and tax involved or some other reasonable documentation of the matter.

6.04.  Any dispute between Landlord and Tenant arising out of an adjustment provided for in this Article 6 shall be submitted to arbitration pursuant to Article 33 of this Lease.  Pending the determination of such dispute, Tenant shall pay the amount specified in the statement, without prejudice to Tenant's position and subject to refund by Landlord if the dispute shall be determined in Tenant's favor.

ARTICLE 7
Adjustment of Rent for Changes in Operating Costs

7.01.  (a) In the event that the Operating Costs for an Operating Year shall exceed the Operating Costs for the Base Year, Landlord shall adopt an Adjustment Date in the succeeding Operating Year or after, and within ten (10) days of the Adjustment Date, Tenant shall pay to Landlord an amount equal to the Tenant's Proportionate Share of such excess (without setoff or deduction of any kind and as additional rent), less the amount of additional rent, if any, which Tenant paid to Landlord, as additional rent under subparagraph (b) below, during the Operating Year in question.

(b) Tenant shall also pay to Landlord, as additional rent (in equal monthly installments) in each succeeding Operating Year, retroactive to the first month of such year, a sum equal to Tenant's Proportionate Share of the amount by which the Operating Costs for the immediately preceding Operating Year exceeded the Operating Costs for the Base Year.

(c) If the Operating Costs for any Operating Year shall be less than the Operating Costs for the previous year, Landlord shall credit such amount of Tenant's Proportionate Share to Tenant, but in no event will the Annual Fixed Rent be reduced below that amount stated in Article 1.

7.02.  For the purposes of this Article, the following terms shall have the following meanings:

(a) The term "Base Year" shall mean the year ending September 2009.

(b) The term "Operating Year" shall mean each twelve-month period adopted by the Landlord subsequent to the Base Year.

(c) The term "Common Areas" shall mean the land and pedestrian deck, together with the parking garage and loading dock facility.

(d) The term "Adjustment Date" shall be a date adopted by the Landlord subsequent to each Operating Year.

(e) The term "Tenant's Proportionate Share" shall be 2.9%.

(f) The term "Operating Costs" shall mean the aggregate of all expenses paid or incurred by Landlord for the operation of the Building and 100% of such expenses paid or incurred by Landlord for the operation of the Common Areas, and shall include without limitation the following:

(i)  Wages and salaries paid by Landlord, including all fringe benefits and taxes related thereto paid by Landlord, of employees directly engaged in cleaning, maintenance and repair of the Building, Building equipment and Common Areas, and performing the functions of garbage and snow removal, landscaping and security, including a customary managing agent's fee; or the cost to Landlord of an independent contractor performing any such services;

(ii)  Any and all supplies and materials utilized by Landlord or independent contractors of Landlord in the performance of the items set forth in subparagraph (i) immediately preceding;

(iii)  The cost of supplying utilities to the Building and Common Areas;

(iv)  Insurance premiums paid by Landlord with respect to the Building and Common Areas; and

(v)  Legal and Accounting fees and disbursements, and any other expense or charge of any nature whatsoever which, in accordance with generally accepted accounting principles with respect to the operation of a first-class office building, would be construed as an operating expense, excluding, however, real property taxes, depreciation, interest on and amortization of debt, and any items otherwise properly constituting such an operating expense to the extent payment therefor is received from or payable by tenants for services rendered or performed directly for the account of such tenants or for which a tenant pays directly under an electricity schedule.

7.03.  Landlord shall advise Tenant by a written statement certified to be correct by Landlord or its agent, of increased Operating Costs for any Operating Year.  The statement shall show the amount of Tenant's Proportionate Share caused by such increase and shall establish the Adjustment Date, and the manner in which the adjustment is computed.

7.04.  Tenant and Landlord agree that for all purposes in any way connected with or arising out of this Article 7, the statement delivered by Landlord pursuant to Section 7.03 shall be binding and conclusive on the Tenant unless objected to by Tenant within thirty (30) days after receipt thereof, specifying the respects in which the statement is claimed to be incorrect.  The Tenant shall have the right to require the production of Landlord's books which relate to these items of cost and the right, within said thirty (30) day period, to deliver notice of disagreement with respect to any item of Operating Costs.

7.05.  Any dispute between Landlord and Tenant arising out of an adjustment provided for in this Article 7 shall be submitted to arbitration pursuant to Article 33 of this Lease.  Pending the determination of such dispute, Tenant shall pay the amount specified in the statement, without prejudice to Tenant's position and subject to refund by Landlord if the dispute shall be determined in Tenant's favor.

ARTICLE 8
Subordination, Attornment, Notice to Lessor and Mortgagees

8.01.  This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, over-riding leases and underlying leases and/or grants of term of the land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing and to all mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders, consolidations and correlations of such mortgages.    This Section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute and deliver an instrument, in recordable form, if required, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant.  The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages to which this Lease is at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is hereinafter sometimes called a "lessor".

8.02.  Landlord hereby notifies Tenant that in accordance with the terms of a superior mortgage, this Lease may not be modified or amended so to reduce the rent, shorten the term, or adversely affect in any other respect to any material extent the rights of the Landlord hereunder, or be cancelled or surrendered without the prior written consent of the holder of the superior mortgage in each instance, except that said Mortgagee's consent shall not be required to the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

8.03.  This Lease shall not terminate or be terminable by Tenant by reason of any termination of the ground lease by summary proceedings, foreclosure of a superior mortgage, or otherwise.  Tenant agrees without further instruments of attornment in each case, to attorn to Lessor under the ground lease, or the Mortgagee under the superior mortgage, as the case may be, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event the ground lease is terminated or a superior mortgage is foreclosed, and that unless and until said Lessor, or Mortgagee, as the case may be, shall elect to terminate this Lease, this Lease shall not be affected in any way whatsoever by any such proceeding or termination, and Tenant shall take no steps to terminate this Lease without giving written notice to said Lessor under the ground lease, or Mortgagee under a superior mortgage, and a reasonable opportunity to cure (without such Lessor or Mortgagee being obligated to cure), any default on the part of the Landlord under this Lease.

ARTICLE 9
Quiet Enjoyment

9.01.  Landlord covenants that if, and so long as, Tenant pays all of the fixed and additional rent due hereunder, and in all material respects keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

ARTICLE 10
Assignment, Mortgaging, Subletting

10.01.  Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet to be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.

10.02.  If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee.  If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the sub-tenant or occupant.  In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 10.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease.  The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article.  References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through sub-tenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

10.03.  Tenant may, upon written notice to Landlord, but without Landlord's written consent, permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein called "related corporations") to use the whole or part of Demised Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease.  Such use shall not be deemed to vest in any such related corporation any right or interest in this lease or in the Demised Premises, nor shall such use release, relieve, discharge or modify any of Tenant's obligations hereunder.

10.04.  Tenant may, upon written notice to Landlord but without Landlord’s written consent, assign or transfer its entire interest in the Lease and the leasehold estate hereby created or sublet the whole of the Demised Premises on one or more occasions to a "wholly owned subsidiary" or "affiliate” of Tenant or to a "successor corporation" of Tenant, as such terms are hereinafter defined, to use the Demised Premises for any of the purposes permitted to Tenant, provided that Tenant shall not be in default in any of the terms, covenants, conditions and agreements of this Lease, including but not limited to the payment of the fixed rent or additional rent payable by Tenant hereunder.  A "wholly owned subsidiary" of Tenant shall mean any corporation all of whose outstanding voting stock shall at the time be owned, directly or indirectly, by Tenant or by one or more of its wholly owned subsidiaries.  An "affiliate" of Tenant shall mean any corporation which directly or indirectly controls or is controlled by or is under common control with Tenant.  For the purposes of this definition "control" (including "controlling", "controlled by" and "under common control with") as used with respect to any corporation, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, or by contract or otherwise.  A "successor corporation" as used in this Article, shall mean (i) a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation or (ii) a corporation acquiring this Lease and the term hereby demised, the good-will and all or substantially all of the other property and assets of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (iii) any corporate successor to a successor corporation becoming such by either of the methods described in Clauses (i) and (ii); provided that, immediately after giving effect to any such merger or consolidation, or such acquisition and assumption as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization, and a net worth as determined in accordance with generally accepted principles of accounting at least equal to the assets, capitalization and a net worth, similarly determined, of Tenant at the beginning of the term of this Lease or Tenant, its corporate successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be, whichever is the greater.  The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger of such corporation into Tenant for the purpose of this Article.  Reference to corporation in this paragraph shall also refer to limited liability companies or partnerships.

10.05.  If Tenant is a corporation, limited liability company or partnership, and if at any time during the term of this Lease the person or persons who, as of the date that this Lease is executed by Tenant, own or owns a majority of such corporation’s voting stock or interest (as hereinafter defined) or the general partner's interest in such partnership, as the case may be, cease or ceases to own a majority of such a voting stock or general partner's interest, as the case may be, then the occurrence of any such event shall be deemed to be an assignment of this Lease with respect to which the Landlord's prior written consent shall be required, except however that this provision shall not be applicable to any corporation, all the outstanding voting stock of which is listed on a National Securities Exchange.  For the purpose of this Section, stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended, and the term "voting stock" shall refer to share of stock regularly entitled to vote for the election of directors of the corporation.

10.06.  Notwithstanding anything contained in Sections 10.01 and 10.02 hereof, but subject to the rights of Tenant under Sections 10.03 and 10.04 hereof, in the event that at any time or from time to time prior to or during the term of this Lease Tenant desires to sublet all or any part of the Demised Premises, Tenant (a) shall notify Landlord in writing of the term of the proposed subletting and the area so proposed to be sublet, (b) shall be deemed to have granted Landlord the option to sublet from Tenant such space so proposed to be sublet upon the covenants, agreements, terms, provisions and conditions hereinafter set forth, (c) shall not offer such space for subletting to anyone other than Landlord until 30 days have elapsed after the receipt of such notice by Landlord.  Such option on the part of Landlord to sublet from Tenant such space so proposed to be sublet shall be exercisable by Landlord in writing during said period of 30 days referred to in clause (c) of the next preceding sentence.  If Landlord fails to exercise such option within the said 30 days and Tenant fails to complete a sublease with a third party (as hereinafter provided) within 90 days thereafter, Tenant shall again comply with all the conditions of the Section, as if the notice and option hereinabove referred to had not been given and received.

In the event Landlord exercises Landlord's option to sublet such space, such sublease by Tenant to Landlord shall be at an annual fixed rent equal to the fixed rent and additional rent as provided in this Lease for the entire Demised Premises or equal to an equitable apportionment of such fixed and additional rent if such sublease shall be in respect of less than the whole of the Demised Premises, and shall be for the same term as that of the proposed subletting, and it is hereby expressly agreed that:

(1)  The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are not relevant or applicable, and except as is otherwise expressly set forth to the contrary in this Section 10.06.

(2)  Such sublease to Landlord shall give Landlord the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

(3)  Such sublease to Landlord shall provide that any assignee or subtenant of the Landlord may, at the election of the Landlord, be permitted to make alterations, decorations and installments in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations therein made by any assignee or subtenant of the Landlord may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

(4)  Such sublease to Landlord shall also provide that the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties.  Tenant covenants and agrees (a) that any such assignment or subletting by the subtenant may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (b) that Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord, and (c) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

10.07.  In the event Landlord does not exercise its option to so sublet such space, Landlord covenants not to unreasonably withhold its consent which must be in writing, to a subletting, provided, however, that Landlord shall not, in any event, be obligated to consent to any such proposed subletting unless:

(1)  Tenant shall furnish Landlord with the name and business address of the proposed subtenant, a counterpart of the proposed subleasing agreement, and satisfactory information with respect to the nature and character of the business of the proposed subtenant together with current financial information and references reasonably satisfactory to Landlord;

(2)  In the reasonable judgment of Landlord the proposed subtenant is of a character and engaged in a business such as are in keeping with the standards of Landlord in those respects for the Building, and

(3)  The purposes for which the proposed subtenant intends to use the portion of the premises sublet to it are uses expressly permitted by and not expressly prohibited by this Lease and do not conflict with any exclusive use granted to any other tenant;

(4)  Tenant shall not have (i) advertised or publicized an any way the availability of all or part of the Demised Premises without prior notice to and approval by Landlord, (ii) listed nor publicly advertised the Demised Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the fixed rent and additional rent (pursuant to Articles 6 and 7) then payable hereunder for such space; but the provisions of this subsection, however, shall not be deemed to prohibit Tenant from negotiating a sublease at a lesser rate of rent and consummating the same insofar as it may be permitted under the provisions of this Article.

Except for any subletting by Tenant to Landlord pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease.  Tenant covenants and agrees that notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.  Tenant further covenants and agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with and subject to the provisions of this Article.

10.08. Any of Tenant’s sublease profits are to be shared equally between Tenant and Landlord, net of Tenant’s reasonable expenses such as brokerage, legal, etc.

10.09.  With respect to each and every sublease or subletting authorized by the provisions of this Article:

(1)  No subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease, and that part, if any, of the proposed term of any sublease or any renewal or extension thereof which shall extend beyond a date one day prior to the Expiration Date or earlier termination of the term of this Lease, is hereby deemed to be a nullity.

(2)  Upon the execution of any such sublease as may be authorized by this Article, Tenant shall promptly deliver to Landlord a copy of each such sublease.

ARTICLE 11
Compliance with Laws and Requirements of Public Authorities

11.01.  Tenant shall promptly notify Landlord of any written notice it receives of the violation of any law or requirement of any Federal, State, Municipal or other public authority, and at its expense Tenant shall comply with all laws and requirements of such public authorities which shall, with respect to the Building or the Demised Premises or the use and occupation thereof or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) breach of any of Tenant's obligations hereunder.

11.02.  Tenant represents that it is and will be in compliance with all environmental laws, regulations and orders in the use of the Demised Premises and the Tenant agrees to defend, indemnify and hold the Landlord harmless from any claim, payment, loss or other amount relating to any claim or order under Title 22a of the Connecticut General Statutes, as the same may be amended and/or substituted for, or any federal or state law of like or similar import, arising out of, relating to or caused by the Tenant's and/or its assigns' acts and/or use of the Premises, including but not limited to the illegal storage, dumping, discharge, spillage, controlled or uncontrolled loss, seepage or filtration of hazardous waste of any kind (as defined by any applicable statute, law, regulation or order).

11.03.  Landlord represents that it is and will be in compliance with all environmental laws, regulations and orders in the use of the Demised Premises and the Landlord agrees to defend, indemnify and hold the Tenant harmless from any claim, payment, loss or other amount relating to any claim or order under Title 22a of the Connecticut General Statutes, as the same may be amended and/or substituted for, or any federal or state law of like or similar import, arising out of, relating to or caused by the Landlord’s and/or its assigns’ acts and/or use of the Premises, including but not limited to the illegal storage, dumping, discharge, spillage, controlled or uncontrolled loss, seepage or filtration of hazardous waste of any kind (as defined by any applicable statute, law, regulation or order).

11.04.  Tenant at its sole expense shall comply with the Americans With Disabilities Act in the Demised Premises.

11.05.  Notwithstanding any of the foregoing Article 11, Tenant shall not be liable to incur any expense to perform capital improvements to the Building or Building structure.

ARTICLE 12
Insurance

12.01.  Tenant shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting increased amount of premium as provided in Section 12.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord.

12.02.  If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be additional rent and collectible as such.

12.03.  In the event that any dispute should arise between Landlord and Tenant concerning rates, a schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by a Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the Premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such Premises.

12.04.  Tenant shall obtain and keep in full force and effect during the term of this Lease at its own cost and expense Comprehensive Commercial General Public Liability Insurance on an occurrence basis with minimum limits of liability in an amount of not less than $1,000,000 for bodily injury or death including personal injury, and with respect to damage to property including water damage, arising out of any one occurrence, which insurance shall contain contractual liability insurance covering the matters set forth in Article 21.

12.05.  All policies of insurance to be obtained and furnished by Tenant hereunder shall be issued and carried in the name of Landlord and Tenant, as their respective interests may appear, together with such other party or parties as may be designated by Landlord, as their interests may appear.  All such policies of insurance shall be issued by a financially responsible company or companies, authorized to issue such policy or policies, and licensed to do business in the State of Connecticut, which shall be reasonably satisfactory to Landlord, and shall contain endorsements providing as follows: (a) that any such insurance shall not be subject to cancellation, termination, reduction or change except after 30 days' prior written notice by registered mail to Landlord by the insurance company; and (b) that Landlord shall not be liable for any damage by fire or other casualty covered by such insurance, no matter how caused, it being understood that Tenant shall look solely to its insurer or insurers for reimbursement.  Landlord and Tenant waive their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier.  Any insurance policy procured by Tenant which does not name the Landlord as an additional insured shall contain an express waiver of any right of subrogation by the insurance company against Landlord.  All public liability and property damage policies shall contain an endorsement that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss or damage occasioned to it, its servants, agents and employees.  The original policy or policies together with satisfactory evidence of payment of the premium thereof, shall be delivered to Landlord on or before the commencement of any Work under this Lease, and upon renewals of such policies, not less than 30 days prior to the expiration of the term of any such coverage.  The minimum limits of any insurance coverage required herein to be carried by Tenant shall not limit Tenant's liability under Article 21 hereof.

12.06.  In the event that Tenant at any time or times shall fail to obtain or maintain in full force and effect any or all of the insurance policies and coverages required of it hereunder, or should Tenant violate any of the provisions of Section 12.05 herein, Landlord, at its election after ten (10) days' written notice to Tenant, and as agent for Tenant may obtain such insurance or coverage, or additional insurance or coverage as the case may be, pay the premiums thereon, or take such other steps as may be necessary to meet the requirements of this Article 12 and thereafter, upon demand, obtain reimbursement of the costs so expended from Tenant.  The failure of Landlord to obtain evidence of the required insurance coverage shall not relieve Tenant of its obligations under this Article.

12.07.  Landlord shall have the right to insure and maintain its insurance coverages under blanket insurance policies covering other properties owned by Landlord or by any parent, subsidiary or affiliate of Landlord.

ARTICLE 13
Rules and Regulations

13.01.  Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit "B", and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations changed subsequent to the date of this Lease the provisions of this Lease shall control.

13.02.  Notwithstanding anything to the contrary in any of the Rules and Regulations set forth in Exhibit "B":

(a)  Tenant may bring into and keep in the Demised Premises such small quantities of inflammable or combustible objects or materials as are permitted by local law and as are incidental to the use of the Demised Premises for the purposes permitted by Article 2, but this shall not be deemed to relieve Tenant of responsibility to comply with all other obligations of this Lease that may be applicable to or result from the introduction or maintenance of such objects or materials in the Demised Premises, including but not limited to compliance with the provisions of Sections 12.01 and 12.02 hereof.

(b)  Subject to the provisions of Paragraph 2.02(c), Landlord shall not unreasonably withhold its consent to the installation, maintenance and operation by Tenant in the Demised Premises of data processing machines, office duplicating machines, teletype machines and other business machines and machinery customarily used in offices in the ordinary course of business, provided, however, that Tenant shall comply with all other obligations of this Lease that may be applicable to or result from such installation, maintenance or operation.

(c)  Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and Regulations.

(d)  Whenever Landlord shall claim by written notice to Tenant that Tenant is violating any of the provisions of the Rules and Regulations and Tenant shall in good faith dispute such claim by written notice given to Landlord within ten (10) days after service of Landlord's notice of the violation, the dispute shall be determined by arbitration pursuant to Article 33.

(e)  Tenant shall only utilize security and cleaning services approved in writing by Landlord.

ARTICLE 14
Alterations and Tenant's Property

14.01.  Tenant shall not make any alterations, decorations, installations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, which consent Landlord agrees shall not be unreasonably withheld or delayed.

14.02.  All Tenant's work shall be done at Tenant's sole expense by contractors approved by Landlord.

14.03.  All alterations, decorations, installations, additions or improvements upon the Demised Premises made by any party shall at the expiration of the term hereof, at the option of the Landlord, become the property of the Landlord and be surrendered with said Premises as part thereof at the end of the term.  Tenant's special chandeliers, business and trade fixtures, machinery and equipment, whether or not attached to the Premises, which are installed by or for the account of Tenant, and can be removed without permanent structural damage to the Premises, and all furniture, furnishings and other articles of movable personal property shall be and shall remain Tenant's property and may be removed by it prior to the expiration date of this lease; provided, however, that if any of Tenant's property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises resulting from such removal.  Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's property.

14.04.  At or before the Expiration Date, or the date of any earlier termination of this Lease, Tenant at its expense, shall remove from the Demised Premises all of Tenant's property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall repair any damage to the Demised Premises or the Building resulting from any such removal.  Any other items of Tenant's property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit at Tenant's expense.

14.05.  All Tenant's work shall at all times comply with laws, orders and regulations of governmental authorities having jurisdiction thereof, and all rules and regulations of Landlord, and Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's work and for final approval thereof upon completion, and shall cause Tenant's work to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building.  Tenant's work shall be performed in such a manner as not to interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building.  Throughout the performance of Tenant's work, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, in which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord.  Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's work and, on request, at reasonable intervals thereafter during the continuance of Tenant's work.  No Tenant's work shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's property, unless Landlord's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense and free of superior title, liens and claims, with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixture, equipment or other property shall thereupon become the property of Landlord, unless Landlord shall otherwise expressly consent in writing).

14.06.  Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's work which shall be issued by any public authority having or asserting jurisdiction.  Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's work, repairs or installations, including but not limited to the liens of any conditional sale of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of Demised Premises and against all costs, attorney's fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon.

Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within ten (10) days of the filing of such lien against the Demised Premises or the Building.  If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances.  Any amount so paid by Landlord and all costs and expenses including but not limited to reasonable attorney's fees incurred by Landlord, in connection therewith, together with interest thereon at the rate of one percent per month or portion thereof from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant on demand.  If Tenant makes any such payment it shall not be entitled to any set-off against rent due hereunder.  Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly, use any contractors, labor or materials in the Demised Premises, if the use of such contractors, labor or materials would, in the Landlord's opinion, create any difficulty with other contractors or labor engaged by Tenant or Landlord or others or would in any way disturb harmonious labor relations in the construction, maintenance or operation of the Building or any part thereof.

14.07.  Subject to Sections 14.03 and 14.04, the foregoing provisions of this Article 14 shall not be construed so as to imply that following the Expiration Date Tenant has any liability for demolition expense in the Demised Premises.

ARTICLE 15
Repairs and Maintenance

15.01.  Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein, and at its sole cost and expense shall make all repairs thereto, as and when needed to preserve them in good working order and condition.  In addition, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Buildings as shall be required by reason of (i) the performance or existence of work by Tenant necessary to suit the Demised Premises to Tenant's initial occupancy or Tenant's work (ii) the installation, use or operation of Tenant's property in the Demised Premises, (iii) the moving of Tenant's property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors.  Tenant shall not be responsible, and Landlord shall be responsible, for any repairs to the Demised Premises as are required by reason of Landlord's neglect or other fault in the manner of performing any work included in the Work Letter or Tenant's work which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors.  Tenant, at its sole cost and expense, shall provide and pay for its cleaning and janitorial services to the Demised Premises.

15.02.  Landlord shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good working order, condition and repair and shall make all structural repairs, interior and exterior, except as indicated in Section 15.01 as and when needed in the Building, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease, and subject to all other provisions of this Lease, including but not limited to the provisions of Article 21.

15.03.  Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord or any tenant making any repairs or changes or performing maintenance services, whether or not Landlord is required or permitted by this lease or by law to make such repairs or changes or to perform such services in or to any portion of the Building or the Demised Premises, or in or to the fixtures equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall be reasonably diligent with respect thereto and shall perform such work, except in case of emergency, on reasonable notice and at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

15.04.  Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, alterations, or other work in, to, or about the Premises which, in the first instance, is the Tenant’s obligation pursuant to the Lease, shall not be deemed to:  (a) impose any obligation on Landlord to do so; (b) render Landlord liable to Tenant or any third party for the failure to do so; or (c) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

ARTICLE 16
Electrical Energy & Cleaning & Janitorial Services

16.01.  Landlord shall furnish electrical energy for normal and usual office usage by the Tenant in the Demised Premises for lighting and operation of its business machines.

16.02.  Tenant shall pay Landlord for “Landlord’s Standard Electrical Service” an annual amount equal to $2.50 per rentable square foot.  The resulting product shall be paid by Tenant to Landlord in advance in twelve (12) equal monthly installments as additional rent.  Tenant agrees that if the electric utility increases its rates that Tenant’s cost for “Landlord’s Standard Electric Service” shall be proportionately increased.  In the event that Landlord determines that Tenant’s use of electricity is in excess of normal and usual office usage, Landlord shall submeter Tenant’s usage of electricity and Tenant shall pay the Landlord the cost of any usage of electricity in excess of “Landlord’s Standard Electrical Service.”

16.03.  Landlord shall in no way be liable for any failure of or defect in the character or supply of electrical energy supplied to the Demised Premises.

16.04. Tenant shall at its expense, provide and install all lamps (including, but not limited to, incandescent and fluorescent), starters and ballasts used in the Demised Premises.

16.05.  Tenant shall, at its sole cost and expense, provide and pay for cleaning and janitorial services for the Demised Premises.

ARTICLE 17
Heat, Ventilation and Air Conditioning

17.01.  Landlord, at its expense shall furnish heat, ventilation and air conditioning in the Demised Premises during regular business hours, but not before 8:00 A.M. or after 6:00 P.M. on business days (which term is used herein to mean all days except Saturdays, Sundays and the days observed by the Federal or the Connecticut governments as legal holidays).  If Tenant shall require ventilating and air conditioning service or heating service at any other time (hereinafter called "after hours"), Landlord shall furnish after hours ventilating and air conditioning service or heating service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand.  Such charges shall not exceed 121% of Landlord's actual cost of labor, utilities and equipment depreciation used in providing such after hours air conditioning or heating service.  If any of the other tenants of the Building shall request and receive after hours heating or air conditioning service, pursuant to Landlord's obligation to provide same to them, at the same time as Tenant, only that equitably pro-rated portion of such labor and utilities costs as shall be incurred for such common service shall be charged to Tenant.

17.02.  Landlord will not be responsible for the failure of the air conditioning system to meet performance specifications if such failure results from the occupancy of the Demised Premises with more than an average of one person for each 100 square feet or if the Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five watts per square foot of floor area in any one room or other area.  If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air conditioning in the Demised Premises results, necessitating changes in the air conditioning system servicing the Demised Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense.  Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the said air conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said air conditioning system.  Landlord, throughout the term of this Lease, shall have free and unrestricted access to any and all air conditioning facilities in the Demised Premises.  Landlord shall not be required to furnish, and Tenant shall not be entitled to receive any air conditioning during any period wherein Tenant shall be in default in any material provisions of this Lease.

17.03.  Tenant may, at Tenant’s sole cost and expense and upon Landlord’s approval, install a supplemental air conditioning unit of approximately 2 tons capacity for its equipment room.  Operation of such supplemental HVAC  shall be allowed 24 hours per day, 7 days per week, at Tenant’s sole cost which shall be separately metered.  Tenant will be responsible for the cost and installation of any submetering equipment.

ARTICLE 18
Landlord's other Services

18.01.  Landlord, at its expense, shall provide public elevator service, by elevators serving the floors on which the Demised Premises are situated as specified and shown in the Building plans and specifications, during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times.  The elevators, or any of them, may be operated by automatic control and/or by manual control, as Landlord shall determine at any time or from time to time.  Landlord shall not be obligated to furnish an operator for any automatic elevator and shall have no liability to Tenant for discontinuing the service of any operator theretofore furnished.  If Tenant shall require Saturday or after hours service of elevators or of the loading area in the Building under such circumstances as in Landlord's reasonable judgment, will require service or attention by Landlord's personnel.  Tenant shall pay Landlord, on demand, a reasonable charge attributable to such service or attention.  Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) cleaning work in the Demised Premises or the Building required because of misuse or neglect on the part of the Tenant or its employees or visitors, and (b) removal from the Demised Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine of ordinary business office occupancy and (ii) all of the refuse and rubbish of Tenant's machines and the refuse and rubbish of any eating facilities requiring special handling (known as "wet garbage").  Landlord and its contractors and their employees shall have after hours access to the Demised Premises and the use of Tenant's light, power, and water in the Demised Premises as may be reasonably required.  Tenant shall comply with all recycling requirements, rules and regulations made by any governmental authority or the Landlord.

18.02.  Landlord, at its expense, shall furnish adequate hot and cold water for drinking, lavatory, toilet, and ordinary cleaning purposes to the plumbing fixtures of central Facilities of the Building serving the Demised Premises.

18.03.  Landlord shall keep and maintain the public areas and the public facilities of the Building clean and in good order and the sidewalks adjoining the Building shall be kept in good repair and free of accumulation of snow and ice or unlawful obstruction.

18.04.  Landlord, subject to its prior written approval, at its initial expense, and on Tenant's request, shall maintain listings on the Building directory of the names of Tenant, its organizational divisions and any other person or business entities lawfully occupying the Demised Premises or any part thereof, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Share of the space on the Building directory, the size of which shall be determined by Landlord.  The listing of any name other than that of Tenant on the Building directory or on any of the doors of the Demised Premises shall not be deemed to vest in the person or entity so listed any right or interest in this Lease or in the Demised Premises or to constitute the consent of Landlord required under Article 10, or a waiver thereof.  Notwithstanding anything to the contrary herein, initial listings on the Building directory shall be at Landlord's expense, and any subsequent changes and/or additions shall be at Tenant's expense.

18.05.  Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease to stop, interrupt or suspend service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control, including Governmental restrictions on the use of materials or the use of any of the Building systems.  In each instance Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, and if any work is required to be performed in or about the Demised Premises for such purpose, the provisions of Section 15.03 shall apply.  Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of the interruption, stoppage or suspense of any of the Building systems or services arising out of the causes set forth in this Section.

ARTICLE 19
Access, Changes in Building Facilities, Name

19.01.  All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair are reserved to Landlord.

19.02.  Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof, reduce the floor area thereof by more than two percent (2%) (without an appropriate adjustment in rent) or materially affect Tenant's layout.  Where access doors are required for mechanical trades in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors and confine their location, wherever practical to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms.  Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

19.03.  Landlord or Landlord's agents or employees shall have the right upon request made on reasonable advance notice to Tenant, or to an authorized employee of Tenant at the Demised Premises, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises or to show them to the fee owners, lessors of superior leases, holders of mortgages, insurance carriers, or prospective purchasers, mortgagees or lessees of the land or the Building, and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as Landlord may deem necessary or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities.  Landlord shall be allowed to take all materials into and store upon the Demised Premises which may be required for such repairs, changes, repainting or maintenance.  However, Landlord's rights under this Section shall be exercised in such a manner as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.  Landlord, its agents or employees, shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof without notice at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

19.04.  During the period of 12 months prior to the Expiration Date Landlord may exhibit the Demised Premises to prospective tenants upon the same notice and subject to the same conditions as are provided in Section 19.03.  If during the last month of the term hereof Tenant shall have removed all of Tenant's property therefrom, Landlord may, upon at least 48 hours notice to Tenant, enter and alter, renovate and redecorate the Demised Premises without incurring any liability to Tenant therefor.

19.05.  Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, and stairways thereof, as it may deem necessary or desirable; provided that there be no unreasonably lengthy interference with the use of the Demised Premises or in the services furnished to the Demised Premises.  If the floor area of the Demised Premises is reduced by the Landlord’s work, the Tenant’s fixed rent shall be proportionately reduced.

19.06.  The Landlord reserves the right to select a name for the Building and to make such change or changes of name as it may deem appropriate during Tenant's occupancy, and Tenant agrees not to refer to the Building by any other name than (i) the name as selected by Landlord, or (ii) the postal address approved by the U.S. Post Office.

19.07.  Landlord may limit and restrict, as provided in the Rules and Regulations attached hereto, the means of access to the Demised Premises outside of normal business hours, so long as Tenant's employees and authorized agents have reasonable access to all parts of the Demised Premises.  Tenant and its agents, employees and visitors shall be entitled to access from the Demised Premises to, and the right to use, the toilets, lavatories and powder rooms only on the floor (or floors) on which the Demised Premises are located.

ARTICLE 20
Shoring, Notice of Accidents, etc.

20.01.  If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to the said vaults, Tenant, without liability on the part of the Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, if so requested by Tenant such entry shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request.  The said license to enter shall be afforded by Tenant without any claim for damages or indemnity against the Landlord and Tenant shall not be entitled to any diminution or abatement of rent on account hereof.

20.02.  Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises or the Building (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's property, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Demised Premises.

ARTICLE 21
Non-Liability and Indemnification

21.01.  Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant, its employees, agents, contractors and licensees, and Tenant shall hold Landlord harmless for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant and /or of any other person, irrespective of the cause of such injury, damage or loss, unless (with respect to personal injury only) such injury was caused by or due to the negligence of Landlord, its agents or employees without contributory negligence on the part of Tenant; it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as incident to the reasonable use of the Demised Premises for the purposes herein permitted will be brought upon or be kept in the Demised Premises.  Landlord shall not be liable in any event for loss of or damage to any property entrusted to any of Landlord's employees or agents by Tenant without Landlord's specific written consent.

21.02.  Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties claims, costs, charges and expenses, including reasonable architects' and attorney's fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of any of the following occurring during the term of this Lease, or during any period of time prior to the Commencement Date that Tenant may have been given access to or possession of all or any part of the Demised Premises pursuant to Section 3.03:

(a)  Any work or thing done in or about the Demised Premises or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees:

(b)  any negligence or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

(c)  any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof;

(d)  any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord shall not unreasonably withhold.

21.03.  Whenever either party shall be obligated under the terms of this Lease to indemnify the other party, the indemnifying party may select legal counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and shall keep the indemnified party fully apprised at all times of the status of such defense.  Legal counsel of the insurer for either party is hereby deemed satisfactory to both parties.

21.04.  Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any cause whatsoever beyond Landlord's reasonable control, including, but not limited to, Acts of God, mechanical difficulties, strikes, labor troubles, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible.

ARTICLE 22
Destruction or Damage

22.01.  If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then, Landlord shall, subject to its rights under Section 22.03 hereof, repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction.

22.02.  If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of the Demised Premises by the Tenant, its agents or employees under the provisions of this Lease, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired or restored or rebuilt.  Should Tenant reoccupy a portion of the Demised Premises during the period that the repair, restoration, or rebuilding is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date Demised Premises are made tenantable.

22.03.  In case the Building shall be so damaged by such fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's opinion be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination, within 60 days after the date of such damage.  If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 22.01, the holder of a superior mortgage or any person claiming under or through the holder of such superior mortgage takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of 60 days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant.  In the event that such a notice of termination shall be given pursuant to either of the next two preceding sentences, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the fixed and additional rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 22.02.  Nothing contained in this Section 22.03 shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

22.04.  No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.  Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

22.05.  Landlord will not carry insurance of any kind on Tenant's property, and, except as provided by law or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

22.06.  The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law to the contrary, now or hereafter in force, shall have no application in such case.

22.07.  Notwithstanding any of the foregoing provisions of this Article, if Landlord or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

ARTICLE 23
Eminent Domain

23.01.  In the event that the land, Building or any part thereof or the Demised Premises or any part thereof shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between the Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided.  Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

23.02.  At any time during the term of this Lease if title to the whole or substantially all of the land, Building and/or Demised Premises shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between the Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and the fixed rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.  For the purposes of this Article "substantially all of the land, Building and/or Demised Premises" shall be deemed to have been taken if the remaining portion of such land, Building or Demised Premises not so taken cannot reasonably or practicably be repaired or reconverted so as to permit the use thereof for substantially the same purposes for which such land, Building or Demised Premises were used immediately prior to such taking.

23.03.  However, if substantially all of the land or Building is not so taken and if only a part of the entire Demised Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that Tenant may elect to terminate this Lease if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than 25%.  Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs first.  Upon the giving of such notice by Tenant this Lease shall terminate on the date of service of Tenant's notice and the fixed rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking.  If Tenant fails to give such notice upon such partial taking, and this Lease continues in force as to any part of the Demised Premises not taken, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises.

23.04.  Notwithstanding the foregoing provisions of this Article and subject to the interests of any mortgagee, Tenant shall be entitled to appear, claim, prove and receive in the proceedings relating to any taking mentioned in the preceding Sections of this Article, such portion of each award made therein as represents the then value of Tenant's property and/or the costs of relocating if any are granted.

23.05.  In the event of any such taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of such a taking of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, provided that Landlord's liability under this Section shall be limited to the amount received by Landlord as an award arising out of such taking.

ARTICLE 24
Surrender - Holding Over

24.01.  On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty; Tenant shall remove Tenant's property subject to the provisions of Article 14 hereof; and Tenant shall surrender to Landlord all keys to offices, lavatories and mail boxes and all Building identification cards possessed by Tenant's employees.

24.02.  If Tenant holds over after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a Tenant at sufferance only, and shall pay a fee for use and occupancy equal to one hundred fifty percent (150%) of the fixed monthly rent and all additional rent payments in effect upon the date of such expiration or earlier termination of the Term hereof, and otherwise will be subject to the terms, covenants and conditions herein specified, so far as applicable.  Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease.  The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of reentry or any rights of Landlord hereunder or as otherwise provided by law.  If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss and liability, including, without limitation, any claims made by any succeeding prospective tenant founded on or resulting from such failure to surrender and any attorney’s fees and costs which Landlord incurs as a result of such claims.

ARTICLE 25
Conditions of Limitation

25.01.  This Lease and the term and estate hereby granted are subject inter alia to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant, or whenever a petition shall be filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or whenever a permanent or temporary receiver of Tenant or of or for the property of Tenant shall be appointed, or if Tenant shall plead bankruptcy or insolvency as a defense in any action or proceeding, then, Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for 60 days, may give Tenant a notice of intention to end the term of this Lease at the expiration of ten (10) days from the service of such notice of intention, and upon the expiration of said ten (10) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

25.02.  This Lease and the term and estate hereby granted are subject to the further limitation that:

(a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent, on any day upon which the same shall be due and payable and such default shall continue for ten (10) days after the date on which the same was due and payable; or

(b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to the Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not duly institute within such fifteen (15) day period and promptly and diligently prosecute to completion all steps necessary to remedy the same; or

(c) whenever any event shall occur or any contingency shall arise whereby this Lease or any interest therein or the estate hereby granted or any portion thereof or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 10;

Then in any such event at any time thereafter, Landlord may give to Tenant a notice ending the term of this Lease on the date of the service of such notice and thereupon this Lease and the term and estate hereby granted, whether or not the term theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

ARTICLE 26
Re-Entry By Landlord - Default Provisions

26.01.  If this Lease shall terminate for any reason whatsoever, Landlord or Landlord's agents and employees may without further notice, immediately or at any time thereafter enter upon and re-enter the Demised Premises, or any part thereof, and possess or repossess itself thereof either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises without being liable to indictment, prosecution or damages therefor, and may repossess the Demised Premises and the right to receive all rental income again as and of its first estate and interest therein.  The words "enter" or "re-enter", "possess" or "repossess" as herein used, are not restricted to their technical legal meaning.  In the event of any termination of this Lease under the provisions of Article 25 or re-entry under this Article or in the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent due up to the time of such termination of this Lease, or such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

26.02.  In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry summary proceedings and other remedies were not provided for in this Lease.

26.03.  Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.
26.04.  If this Lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination of re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

ARTICLE 27
Damages

27.01.  If this Lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of Article 26 or in the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant, Tenant shall pay Landlord as damages, at the election of Landlord, either

(a) on demand, a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the excess of (1) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over (2) the aggregate rental value (calculated as of the date of such termination or re-entry) of the Demised Premises for the same period, or

(b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable quarterly, in advance, but otherwise upon the terms therefor specified herein following such termination or such re-entry and until the Expiration Date, provided however, that if Landlord shall relet the Demised Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating the Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises or any portion or portions thereof for new tenants, brokers' commissions, advertising expenses, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.  If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rent received from such reletting and of the expenses of reletting, and Landlord shall have the right to grant reasonable rent concessions to attract one or more new tenants and to permit the term of any new lease covering part or all of the Demised Premises to be for a shorter or longer period than provided for herein.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.  Landlord however shall in no event and in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof or for failure to collect any rent due upon any such reletting.

27.02.  In the event Landlord elects to collect damages from Tenant under Section 27.01(b), at any time subsequent to such election and upon ten days prior written notice to Tenant, Landlord may elect to collect a lump sum under Section 27.01(a), crediting Tenant with amounts theretofore received by Landlord as damages.  Landlord shall have no obligation to relet part or all of the Demised Premises subsequent to termination of the Lease upon Tenant's default.

27.03.  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise on the part of Tenant.  Nothing herein contained shall be construed to limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01.

27.04.  The foregoing Sections of this Article shall apply even if the default by Tenant has occurred prior to the Commencement Date and/or prior to Tenant taking possession of the Demised Premises.  The parties acknowledge that this instrument is a lease and not a contract to make a lease.

27.05.  The Tenant agrees that any legal action or suit brought against Tenant by reason of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, Tenant’s use or occupancy of the Premises or any claim for injury or damage or default under this Lease shall be brought in the Courts of the State of Connecticut or any Federal Court sitting therein and the Tenant consents to the non-exclusive jurisdiction of such courts and to service of process in any such legal action or suit being made upon Tenant by mail at the address specified under Article 32 of this Lease.  The Tenant waives any objection that it may now have or hereafter have to the venue of any such legal action or suit or any such court or that such legal action or suit was brought in an inconvenient court.

ARTICLE 28
Waivers

28.01.  Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege so far as is permitted by law, which they or any of them might have under or by reason of any present or future law, of the service of any notice of intention to re-enter and also waives any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed or ejected by process of law or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease as herein provided.

28.02.  Tenant waives Tenant's rights, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

28.03.  Tenant waives Tenant's rights, if any, to assert a counterclaim in any summary proceeding brought by Landlord against Tenant, and Tenant agrees to assert any such claim against Landlord only by way of a separate action or proceeding.

28.04.  To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises, or any emergency or other statutory remedy with respect thereto.

ARTICLE 29
No Other Waivers or Modifications

29.01.  The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted against the Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.  No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

29.02.  The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

(a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord.  The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises.  If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant's property in connection with such subletting.

(b) The receipt or acceptance by Landlord of rents with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

(c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

(d) If, in connection with obtaining, continuing or renewing financing for which the Building, and or the leasehold or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect to a material degree the Tenant's leasehold interest hereby created.

ARTICLE 30
Curing Tenant's Defaults

30.01.  If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant without notice in a case of emergency and in any other case if such default continues after three days from the date of the giving by Landlord to Tenant of written notice of intention so to do.  Bills for any reasonable and necessary expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and reasonable and necessary bills for all costs, expenses and disbursements, including (without being limited to) reasonable counsel fees, incurred in collecting or endeavoring to collect the fixed rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, ice, drinking water, drinking cups, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services and any charges for other services incurred by Tenant under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant in accordance with the terms of said bills and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease together with interest thereon at the rate of 18% per annum from the date the said bills should have been paid in accordance with their terms.  Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, wherever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor.

30.02.  Any provisions of this Lease which requires Landlord not to unreasonably withhold or delay its consent shall never be the basis for an award of damages or give rise to a right of set-off to Tenant, but shall only be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

ARTICLE 31
Consents - Broker

31.01.  It is hereby agreed that wherever it is provided in this Lease that consent or approval is not to be unreasonably withheld, such consent or approval (hereinafter referred to collectively as consent) shall also not be unreasonably delayed.

31.02.  Tenant represents and warrants that the sole broker with whom it has dealt with in this transaction is Cushman & Wakefield and that no other broker interested Tenant in the Demised Premises.  Landlord shall be responsible for the payment of the agreed-upon real estate commission to said broker but Tenant shall hold Landlord harmless from the claim of any other real estate broker or salesman claiming to have interested or having been responsible for Tenant's execution of this Lease.

ARTICLE 32
Notices

32.01.  Any notice, statement, demand, request or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if hand delivered (against a written receipt) or sent by registered mail, certified mail, express mail service or other nationally utilized overnight mail or delivery service, return receipt requested, postage prepaid, addressed to the other party at the address  hereinabove set forth (except that after the Commencement Date, Tenant's  address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made on the date indicated on the written receipt for hand delivery or two business days following the day so mailed, unless so mailed outside of the State of Connecticut, in which case it shall be deemed to have been given, rendered or made three business days after so mailing.  Additionally any such notice, statement, demand, request or other communication may be given by telephone facsimile transmission, provided that an original written copy of said transmission shall be hand delivered or mailed to the addressee as provided in this Section 32.01 on the business day following such transmission.  Telephone facsimile transmissions shall be deemed delivered on the date of such transmission provided that the original copy of said transmission is delivered or mailed as aforesaid.  Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, requests, demands or other communications intended for it.

32.02.  However, notices requesting after hours service pursuant to Sections 17.01 and 18.01 may be given, provided they are in writing, by delivery to the Building Superintendent or any other person in the Building designated by Landlord to receive such notices, and notice of fire, accident, or other emergency shall be given by telegram or by personal delivery of written notice to that address designated for this purpose from time to time by the respective parties hereto.

32.03.  Whenever either party shall consist of more than one person or entity, any notice, statement, demand, or other communication required or permitted to be given, rendered or made to or by, and any payment to be made to such party, shall be deemed duly given, rendered, made or paid if addressed to or by (or in the case of payment by check, to the order of) any one of such persons or entities who shall be designated from time to time as the authorized representative of such party.  Such party shall promptly notify the other of the identity of such person or entity who is so to act on behalf of all persons and entities then comprising such party and of all changes in such identity.

ARTICLE 33
Arbitration

33.01.  The parties hereto shall not have been deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Lease or agreed upon in writing by the parties and in no other case or cases.

33.02.  Every dispute between the parties which is expressly provided in this Lease to be determined by arbitration shall be resolved in the manner provided in this Article.

33.03.  The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as an arbitrator on its behalf.  Within ten (10) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf.  If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment.  If, within twenty (20) days after the second arbitrator is appointed, the two arbitrators shall not have determined the dispute, they shall together appoint a third arbitrator.  In the event of their being unable to agree upon such appointment within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days.  If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within ten (10) days after such request is made, then either party may apply on notice to the other, to the Superior Court Judicial District of Fairfield at Bridgeport (or any other court having jurisdiction and exercising functions similar to those now exercised by said court) for the appointment of such third arbitrator, and the other party shall not raise any question as to such court's full power and jurisdiction to entertain the application and make the appointment.  Each arbitrator chosen or appointed pursuant to this Section shall be a disinterested person having at least ten (10) years experience in the state of Connecticut in a calling connected with the dispute.

33.04.  The arbitration shall be conducted by three arbitrators appointed in accordance with the provisions hereof and, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City of Bridgeport.  The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration.  The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator or fifteen (15) days after the final hearing of the arbitrators, whichever is later.  Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties.  In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.  Judgment may be entered on the determination and award made by the arbitrators in any court of competent jurisdiction and may be enforced in accordance with the laws of the State of Connecticut.

33.05.  If for any reason whatsoever the written decision and award of the arbitrators shall not be rendered within the time limits set forth in Section 33.04, either party may apply to the Superior Court Judicial District of Fairfield at Bridgeport or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

33.06.  Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally.  However, each party shall bear the expense of its own counsel, experts and presentation of proof.

33.07.  Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of a dispute which is provided in this Lease to be determined by arbitration is one which would directly affect the liability of an insurer under any of the policies of insurance referred to in Section 12.05 and 12.06, and the party which is the insured under such policy so notifies the other party, then unless such insurer gives its written consent to the determination of such matter by arbitration pursuant to the provisions of this Lease, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.

ARTICLE 34
Estoppel Certificate, Recording

34.01.  Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than five (5) days prior notice, to execute and deliver without cost or expense to the Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of the Tenant, the Landlord is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the Tenant may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom the Landlord may be dealing.

34.02.  Should the Tenant fail to execute and deliver to the Landlord the certificate and statement set forth in Section 34.01 above, then the Landlord may execute said statement, limited to the specific items specified in Section 34.01 above,  as attorney-in-fact for the Tenant specifying, to the best of Landlord's knowledge, the items called for in said Section 34.01.

34.03.  Tenant agrees that this Lease will not be recorded by Tenant or anyone acting under Tenant on the land records of the Town or City in which the Demised Premises are located.  In the event that the said Lease is recorded, the Tenant irrevocably appoints and constitutes the Landlord as Tenant’s attorney-in-fact for the purpose of executing an instrument or instruments on the Tenant’s behalf that are necessary and desirable to release this Lease because of such recording.

ARTICLE 35
No Other Representations, Construction, Governing Law

35.01.  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease.

35.02.  If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35.03.  This Lease shall be governed in all respects by the laws of the State of Connecticut.

ARTICLE 36
Parties Bound

36.01.  The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 25.  However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided elsewhere in this Lease.  A lease of Landlord's entire interest in the Building as owner or lessee thereof shall be deemed a transfer within the meaning of this Article 36.

36.02.  Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the land and Building (or the proceeds thereof) for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.  Landlord represents and warrants that such estate and interest of Landlord shall at all times until the earlier of six (6) months following the Expiration Date or the sale or other disposition of the building to a Successor Landlord, be in value of at least Equal to the Security Deposit, Twenty Two Thousand Nine Hundred Eighty Dollars and to such extent shall indemnify Tenant against any breach of such representation and warranty from assets other than the estate and interest of landlord in said land and Building as well as such estate and interest.

ARTICLE 37
Certain Definitions and Constructions

37.01.  For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

(a) The term "Mortgage" shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds and debentures, and the term "Mortgagee" shall include such a trustee.

(b) The terms "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to".

(c) The term "obligations of this Lease" and words of like import, shall mean the covenants to pay rent and additional rent under this Lease and all of the other covenants and conditions contained in this Lease.  Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

(d) The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be.  Reference to "performance" of either party's obligations under this Lease shall be construed as "performance and observance".  Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

(e) Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

(f) References to Landlord as having "no liability to Tenant" or being "without liability to Tenant", shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution or rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against the Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

(g)  The term "laws and/or requirements of public authorities" and words of like import shall mean laws and ordinances of any or all of the Federal, state, city and county governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, boards, agencies or offices thereof, or any other governmental, public or quasi-public authorities, having jurisdiction in the Premises, and/or the direction of any public officer pursuant to law.

(h) The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the Board of Fire Underwriters and/or the Fire Insurance Rating Organization in Connecticut and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

(i) The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition so that the Demised Premises are in as near a condition as reasonably possible under the circumstances as that prior to the events requiring repair, and the term "untenantable" shall be deemed to include being inaccessible.

(j) Reference to "termination of this Lease" includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or pursuant to law.  Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(k) The term "in full force and effect" when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord in either such instance to terminate this Lease or to dispossess Tenant.

(l) The term "rentable area" shall mean rentable area as defined in, and all rentable areas required to be determined pursuant to this Lease and the Work Letter shall be deemed to have been measured in accordance with, the Standard Method of Floor Measurement for Office Building approved by the Real Estate Board of New York, Inc.

(m) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser  or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord, hereunder.

(n) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this Lease, and also if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations or other entities comprising Tenant.

(o) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

(p) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

(q) All references in this Lease to numbered Articles, numbered Sections and Subsections and lettered Exhibits are references to Articles and Sections and Subsections of this Lease, and Exhibits annexed to (and hereby made part of) this Lease, as the case may be unless expressly otherwise designed in the context.

(r) The term "rent" or "rents" shall, except where the context expressly implies to the contrary, be deemed to mean fixed rent and additional rent as such terms are defined in Section 1.04.

37.02.  The various terms which are defined in other articles of this Lease or are defined in Exhibits annexed hereto, shall have the meaning specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

37.03.  The Article headings in this Lease and the Table of Contents and/or Index prefixed to this Lease are inserted only as a matter of convenience or reference, and are not to be given any effect whatsoever in construing this Lease.

37.04.  Tenant acknowledges that Tenant has had the opportunity to review and negotiate the terms of this Lease, and that the canon or rule of interpretation requiring construction of any ambiguities herein against Landlord, as the draftsman, shall not be applicable.

ARTICLE 38
Restrictions and Mortgagee Approval

38.01.  (a) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all covenants, agreements and restrictions of record as of the date hereof, with respect to the land and/or the Building, including but not limited to those restrictions and conditions contained in the deed from the City of Bridgeport Connecticut to Landlord or Landlord's predecessor in title.  In said deed, Landlord agreed in part, that in the sale, lease or occupancy of the property, it would not effect or execute any agreement, lease, conveyance or other instrument whereby the property or any part thereof is restricted upon the basis of race, sex, religion, color or national origin, and it would comply with all state and local laws in effect from time to time prohibiting discrimination or segregation by reason of race, sex, religion, color or national origin.

(b) Tenant shall not take or permit any action with respect to the Demised Premises which would violate any covenants, agreements and restrictions of record with respect to the land and/or the Building.

38.02  (a) Promptly after the execution of this Lease, Landlord shall submit a copy of the Lease to Landlord's mortgagee, if any, for approval.  If the Lease has not been approved by the mortgagee within thirty (30) days after its execution, then Landlord shall have the right to cancel this Lease by written notice to Tenant within five (5) days after the expiration of such thirty (30) day period.  Upon such cancellation, neither party shall have any further liability to the other by reason of this Lease.

(b) If Landlord fails to cure any default on its part under this Lease, the holder of any superior mortgage shall have the right, at its option, to cure such default in order to prevent termination of this Lease by Tenant.

38.03.  Telephone and data line installation and all costs therefor shall be the sole responsibility of Tenant, and Tenant shall make all necessary arrangements.  Such telephone and data line installations are subject to approval by Landlord and must be performed in strict compliance with all governing codes.

38.04.  All window treatments will be the sole expense of the Tenant.  Prior to window treatment installation, written approval from the Landlord must be obtained.

ARTICLE 39
Parking

39.01.  Landlord, upon request by Tenant, shall provide up to 16 unreserved and unallocated parking spaces at one of the Landlord’s parking facilities for use by Tenant’s employees only at a cost of Seventy Five Dollars ($75.00) plus sales tax for each parking space for the first four years of the Lease Term.  For years five through seven of the Lease Term Landlord, upon request by Tenant, shall provide up to 16 unreserved and unallocated parking spaces at one of the Landlord’s parking facilities for use by Tenant’s employees only at market value plus sales tax for each parking space.  Tenant acknowledges that its employees may have to park in one of the Landlord’s parking facilities other than the parking facility located in the Building.  Tenant also acknowledges that the parking facility located in the Building is not open twenty four hours each day and is closed on Saturdays, Sundays and Holidays.

ARTICLE 40
Option to Renew

Provided the Tenant is not in default under this Lease beyond any applicable cure period at the time this option to renew this Lease is exercised, the Landlord grants to the Tenant an option to renew the term of this Lease for an additional period of five (5) years upon all of the terms, covenants and conditions of this Lease including but not limited to payments due under Article 6, Article 7 and Article 16 of this Lease, but with the exception of the Fixed Rent which shall be at the then Fair Market Value Rent but not less than the annual amount of One Hundred Thirty Seven Thousand Eight Hundred Eighty Dollars.  In order to exercise this option to renew the term of the Lease the Tenant shall give the Landlord nine months’ prior written notice of its intention to exercise this option to renew and time shall be deemed of the essence in giving such notice.

ARTICLE 41
Termination Right

Tenant shall have a one-time right to terminate this Lease at the end of the fifth year of the Lease Term by giving Landlord nine (9) months’ prior written notice of Tenant’s intention to terminate on that date (the “Early Termination Date”) specified in Tenant’s notice and upon paying Landlord on or before the Early Termination Date an Early Termination Fee equal to four months’ rent (Forty Five Thousand Nine Hundred Sixty Dollars) ($45,960.00) and the unamortized portion (on a straight line basis with interest at 7% per annum) of the Landlord’s Construction Costs for the Demised Premises, Brokerage fees and Attorney’s Fees. Time shall be deemed of the essence in giving such written notice of intention to terminate this Lease.

ARTICLE 42
Untenantability

Notwithstanding any other terms and conditions of the Lease, if, due to the fault or negligence of Landlord or the failure of systems and equipment over which Landlord shall have control and not due to the fault or negligence of Tenant, third parties, Acts of God, Force Majeure, the Demised Premises are rendered untenantable for a continuous period of at least 96 hours, then the rents reserved hereunder shall after such period of 96 hours abate pro rata per diem until the Demised Premises are again tenantable.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed by their duly authorized officers and their corporate seals to be hereunder affixed the day and year first above written.

Signed, Sealed and Delivered
In the Presence Of:	TEN MIDDLE ASSOCIATES

/s/ Rosaida Flores

	BY:	/s/ Ernest C. Trefz
Ernest C. Trefz,
(As to Landlord)
A General Partner

TENANT	CLEAN DIESEL TECHNOLOGIES, INC.

/s/ Joseph Crute	BY:	/s/ Ann B. Ruple
/s/ Mary Christian-Hein

Its Vice President
/s/ Joseph Crute	and
/s/ Mary Christian-Hein	BY:	/s/ Charles W. Grinnell
(As to Tenant)
Its Vice President

STATE OF CONNECTICUT	}
                            }       ss: BRIDGEPORT
COUNTY OF FAIRFIELD	}

On this the 22nd day of September, 2008, before me, personally appeared ERNEST C. TREFZ, who acknowledged himself to be a General Partner of TEN MIDDLE ASSOCIATES, a Partnership, and that he being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Partnership by himself on behalf of said Partnership as a General Partner

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Rosaida Flores	ROSAIDA FLORES
Notary Public	Notary Public
~~Commissioner Superior Court~~	My Commission Expires July 31, 2012

STATE OF CONNECTICUT	}
                            }       ss: STAMFORD
COUNTY OF FAIRFIELD	}

On this the 18th day of September, 2008, before me, personally appeared ANN B. RUPLE, who acknowledged herself to be a VICE PRESIDENT of CLEAN DIESEL TECHNOLOGIES, INC., a Delaware Corporation, and that as such VICE PRESIDENT, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of Clean Diesel Technologies, Inc.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Patricia McCoy	PATRICIA MC COY
Notary Public	NOTARY PUBLIC
~~Commissioner Superior Court~~	My Commission Expires January 31, 2011

STATE OF CONNECTICUT	}
                            }       ss: STAMFORD
COUNTY OF FAIRFIELD	}

On this the 18 day of September, 2008, before me, personally appeared Charles W. Grinnell, who acknowledged himself to be Vice President of CLEAN DIESEL TECHNOLOGIES, INC., a Delaware Corporation, and that as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein on behalf of Clean Diesel Technologies, Inc.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Patricia McCoy	PATRICIA MC COY
Notary Public	NOTARY PUBLIC
~~Commissioner Superior Court~~	My Commission Expires January 31, 2011

EXHIBIT "A"
Premises Plan

Middle Street
HVAC
HVAC

This plan is being used herein merely for descriptive purposes and not for area or dimensional representations

EXHIBIT "B"
Rules and Regulations

1.  The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas.  No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Demised Premises.

2.  No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises, without the prior written consent of Landlord.  Such curtains, blinds, shades or screens must be of quality, type, design and color, and attached in the manner, approved by Landlord.

3.  No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Demised Premises or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge expense incurred in such removal to the tenant or tenants violating this rule.  Interior signs and lettering on doors and directory tablet shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4.  The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

5.  No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

6.  The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

7.  No tenant shall mark, paint, drill into, or in any way deface, any part of the Demised Premises or the Building.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.  No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises.

8.  No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the Premises.

9.  No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.  Nothing shall be done or permitted in the Demised Premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.  No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

10.  Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Demised Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials except subject to the provisions of Section 13.02(a) of the foregoing Lease.

11.  Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key.  Each tenant shall, upon the termination of its tenancy, turn over to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

12.  All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its Agent may determine from time to time.  Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations or the Lease of which these Rules and Regulations are a part.  Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.  Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this Rule 12 or of Rule 15 hereof.

13.  Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture or sale of beer, wine or liquor, narcotics, dope, tobacco, in any form, or as an employment bureau.  Tenant shall not engage or pay any employees on the Demised Premises, except those actually working for Tenant on the Demised Premises, nor advertise for laborers giving an address at the Demised Premises. Tenant shall not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used, for manufacturing, or sale at auction of merchandise, goods or property of any kind.

14.  Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which in Landlord's judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

15.  Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons who do not present a pass to the Building signed by Landlord.  All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register.  Landlord will furnish passes to persons for whom any tenant requests same in writing.  Each tenant shall be responsible for all persons for whom such tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons.

16.  Tenant, before closing and leaving the Demised Premises at any time, shall see that all lights are turned out.  All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use.  Entrance doors shall not be left open at any time.

17.  Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the Demised Premises and while making repairs or alterations in the Demised Premises.

18.  The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

19.  The requirements of tenants will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

20.  Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

21.  There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.  No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles.

22.  Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance.  No cooking shall be done in the Demised Premises except as is expressly permitted in the foregoing Lease.

23.  Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing drapes and curtains when the sun's rays fall directly on the windows of the Demised Premises.

24.  Landlord reserves the right to rescind, alter or waive any rules or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building.  No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

EXHIBIT "C"
Work Letter

Provided that the Tenant agrees to the use of the Landlord’s contractor, the Landlord shall provide Tenant with a turn-key installation using building standard materials according to Tenant’s plans as approved by Landlord.  The Landlord agrees to contribute Twenty Seven and One Half Dollars ($27.50) per rentable square foot of the Premises toward the Tenant Improvements to be performed by Landlord on behalf of Tenant.  If the cost of Tenant Improvements exceeds $151,662.50 then Tenant will, upon submission of an invoice from the Landlord’s contractor, pay the cost of such excess.

Tenant shall provide plans to the Landlord immediately upon execution of this Lease, and Landlord shall immediately review plans for approval.  Within 15 days of plan approval, Landlord shall prepare an estimate of the cost of Tenant Improvements and submit to Tenant for its approval.  Within 15 days of receipt of the estimated costs, Tenant will submit written approval to Landlord, and, Landlord shall proceed with the work.   Tenant and Landlord acknowledge that time is of the essence in granting approvals.  Tenant and Landlord agree to work together reasonably to approve plans and finishes.  In the event that Landlord and Tenant cannot agree with regard to the scope of the fit-up work and/or the cost of the fit-up work within 15 days after the Tenant receives receipt of the estimated costs from the Landlord’s contractor, then Tenant shall retain its own contractor to do the fit-up work of Tenant Improvements.

If Tenant uses a contractor other than Landlord’s contractor for the Tenant’s fit-up work of Tenant Improvements, Landlord will contribute Twenty Seven and One Half Dollars ($27.50) per rentable square foot of the Premises ($151,662.50) toward the costs of Tenant’s Improvements and Tenant shall pay the balance of Tenant’s fit-up work to Tenant’s contractor.  If Tenant uses a contractor other than the Landlord’s contractor, the Commencement Date of the Lease shall be January 1, 2009.

INSTRUCTIONS TO TENANT CONTRACTORS

1.  It shall be Tenant's contractor's responsibility to schedule the performance of his work and notify the Landlord's Project Manager of his proposed schedule, so that the contractor's elevator usage for material deliveries and rubbish removal may be coordinated.

2.  The Tenant's contractor shall notify Landlord's Project Manager at least four (4) weeks prior to his proposed starting date to perform Tenant Work and at that time will discuss the arrangements and requirements of his schedule.  At this contact time, Landlord's Project Manager would like to cover the following items to determine reservation time scheduled:

a)  Material delivery, schedule - dates - times
b)  Number of vehicles
c)  Elevator Service and hoist reservation time
d)  Docking arrangements and reservation time
e)  Insurance requirements
f)  Names and telephone numbers of contacts and coordinators
g)  General instructions - rules and regulations

3.  The Tenant's contractor shall confirm his schedule with the Landlord's Project Manager, not less than 48 hours in advance of his pre-scheduled material deliveries.  It shall be Tenant's contractor's sole responsibility to confirm his reservation times, and in the event that this confirmation is not verified and re-executed it shall be deemed that his reservations are to be voided (canceled) and allocated to others.  He shall then be required to reschedule both his deliveries and his reservations through the Landlord's Project Manager.  In all fairness to the other Tenants going into the Building, if Tenant's contractor fails to meet or confirm this date this contractor will have to wait until there is free time in the material delivery and hoisting schedule before they will be allowed to perform Tenant Work.  Landlord's Project Manager will make every effort to accommodate the Tenant's contractor as early as possible, but it is very likely that to reschedule would effect a serious time delay; you can clearly see, then, that it is extremely important to confirm the schedule not less than 48 hours in advance, and if possible, preferably three to five days ahead of time.

4.  Tenant and its contractors shall remain responsible for the scheduling and transportation of materials and equipment used in the performance of Tenant's Work and for the removal from the Building of waste and debris resulting from the performance of Tenant's Work, and Landlord shall not be responsible for coordination of the work of Tenant's contractors with the work of Landlord's contractor.  However, Landlord and Tenant shall cooperate in their respective performances of Landlord's Work and Tenant's Work in order to enable the same to be properly coordinated.  Tenant shall not be under any obligation to employ any of Landlord's contractors or to pay any charge to any of them by reason of Tenant's having other contractors or purchasing any materials or labor or employing any labor from other sources.  Tenant and its contractors shall not be under any obligation to pay for water, electricity, heat, ventilation or cooling provided in the Premises during the performance of any Tenant's Work during normal working hours of the Building Construction project.

5.  Temporary staging of materials and equipment in public areas is not permitted.

6.  Should large equipment or materials need to be transported via dollies and/or carts, then contractor shall protect all routes over finished floors with a minimum of 3/8" plywood runway, which will be picked up at the close of work each day.

7.  All areas traveled are to be broom cleaned at the close of each day.  Elevators are to be swept and debris carried from the car, not swept across the door opening.

8.  Workers should use the toilet facilities provided by the general contractor.

9.  The hoisting load limit of 3,000 pounds in passenger elevator is not to be exceeded.

10.  All packing and crating materials must be removed at the end of each day, and not be left to accumulate overnight (fire hazard).

11.  The Tenant's contractor must utilize labor that will work in harmony with other labor in the Building.  In addition, Landlord's Project Manager should receive not later than two weeks prior to contractor's performance of Tenant's Work, insurance certificates evidencing the following minimum coverages:

Worker's Compensation Insurance - Statutory Limit

Comprehensive Public Liability:
Property Damage Coverage -   Minimum $ 1,000,000
Bodily Injury or Death:
One Person -            Minimum $1,000,000
More than one person -       Minimum $1,000,000

All certificates are to stipulate that ten (10) days' prior notice of cancellation will be given to Tenant and to:

Ten Middle Associates
10 Middle Street
Bridgeport, CT 06604

INSTRUCTIONS TO MOVING CONTRACTORS

1.  The directions of the Landlord and/or his managing agent will be followed at all times.

2.  No furniture and/or materials will be moved in or out of the building from 8 a.m. to 6 p.m., Monday through Friday, unless approved by the Landlord and/or his managing agent.

3.  The moving contractor must submit, not later than two (2) weeks prior to the move, a written schedule which indicates the date and time the move will commence and also the same for the completion of the move.

4.  All routes over finished floors will be protected with a minimum 3/8" plywood runway, which is to be picked up at the close of work each day.

5.  Appropriate warning signs are to be posted in all public corridors and lobbies used.

6.  Temporary staging of furniture and equipment in public areas is not permitted.

7.  All areas traveled are to be broom cleaned at the close of each day.  Elevators are to be swept and debris carried from the car, not across the door opening.

8.  Workers should use the toilet/facilities provided by the general contractor.

9.  The load limit of 3,000 pounds in the passenger elevator is not to be exceeded.

10.  No more than two trailers will be allowed at the loading dock.

11.  Only rubber wheeled dollies and carts, in good operating condition, may be used.  Excess oil and grease must be removed from wheels to prevent staining flooring.

12.  Reasonable care must be taken at all times to avoid any personal injury or property damage.

13.  All packing and crating materials must be removed at the end of each day, and not be left to accumulate overnight (fire hazard).

14.  The moving contractor must utilize labor that will work in harmony with other labor in the building.  In addition, Landlord's office should receive not later than two weeks prior to move, insurance certificates evidencing the following minimum coverages.

Worker's Compensation Insurance - Statutory Limit

Comprehensive Public Liability:
Property Damage Coverage -  Minimum $1,000,000
Bodily Injury or Death:
One person -     Minimum $1,000,000
More than one person -   Minimum $1,000,000

All certificates are to stipulate that ten (10) days' prior notice of cancellation will be given to the Tenant and to:

Ten Middle Associates
10 Middle Street
Bridgeport, CT 06604